Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:  that STEPHEN SONNABEND, SENIOR VICE PRESIDENT of SONESTA INTERNATIONAL HOTELS CORPORATION, of 5 Coconut Lane, Key Biscayne, Florida  33149, has made, constituted and appointed, and by these presents does make, constitute and appoint KAREN K. PETTIFORD as his attorney in fact to request, make, execute, deliver and receive any information or documents in connection with the filing of the Securities and Exchange Commission’s Form 5 (Annual Statement of Beneficial Ownership of Securities), or any other related forms.

This POWER OF ATTORNEY shall remain in full force and effect until written notice is given to the contrary.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of February, in the year two thousand and four.

Sealed and delivered in the presence of:

/S/Bonnie Atzl	/S/ Stephen Sonnabend
WITNESS	STEPHEN SONNABEND

COMMONWEALTH OF MASSACHUSETTS

STATE OF MASSACHUSETTS	)
	) SS :	February 9th, 2004
COUNTY OF SUFFOLK	)

On this 9th day of February, 2004, before, the undersigned notary public, personally appeared STEPHEN SONNABEND, known to me, or who proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document in my presence.

Notary Public:

/S/Maria R. Oppedisano

Print Name:	Maria R. Oppedisano
My Commission Expires:	November 7, 2007